WRITTEN CONSENT OF DIRECTORS
IN LIEU OF A SPECIAL MEETING
OF THE BOARD OF DIRECTORS
OF
SUNSTOCK, INC.
a Delaware corporation

February 5, 2020

Pursuant to the provisions of the Delaware General Corporation Law, the undersigned, being all of the directors of SUNSTOCK, INC., a Delaware corporation (the "Company"), do hereby consent to the following actions taken in lieu of a special meeting of the Board of Directors of the Company:

REGISTRATION STATEMENT ON FORM S-8

WHEREAS, it is in the best interest of the Company to adopt that certain Employees, Directors, and Consultants Stock Plan for the Year 2020 (the "Plan"), more fully described in Exhibit A attached hereto; and

WHEREAS, it is in the best interest of the Company to approve and file with the Securities and Exchange Commission that certain Registration Statement on Form S-8 attached hereto as Exhibit A.

RESOLVED, that the appropriate officers and directors of the Company be, and they hereby are, authorized to execute the Plan and the Registration Statement on Form S-8 attached hereto as Exhibit A.

RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized to file with the Securities and Exchange Commission that certain Registration Statement on Form S-8 attached hereto as Exhibit A.

GENERAL

RESOLVED, that any and all actions previously taken by any of the officers and directors of the Company within the terms of the foregoing resolutions be, and the same hereby are, approved, ratified, and confirmed in all respects.

RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed, for and on behalf of the Company, to prepare and file all necessary instruments as may be required by law to carry out the terms of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned have executed this Consent to be effective as of the date first mentioned above.

CEO

JASON C. CHANG

DR. RAMNIK S. CLAIR

WRITTEN CONSENT OF DIRECTORS
IN LIEU OF A SPECIAL MEETING
OF THE BOARD OF DIRECTORS
OF
SUNSTOCK, INC.
a Delaware corporation

February 5, 2020

Pursuant to the provisions of the Delaware General Corporation Law, the undersigned, being all of the directors of SUNSTOCK, INC., a Delaware corporation (the "Company"), do hereby consent to the following actions taken in lieu of a special meeting of the Board of Directors of the Company:

ISSUANCE OF SHARES

WHEREAS, on February 5, 2020, the Company has adopted and filed on February 5, 2020, with the United States Securities and Exchange Commission a registration Statement on Form S-8 with respect to that certain Employees, Officers, Directors, and Consultants Stock Plan for the Year 2019 (the "Plan"); and

WHEREAS, pursuant to the Plan, it is in the best interest of the Company to issue 311,000,000 S-8 shares of the Company's common stock registered under the Plan, pursuant to the form of the Grant of Shares attached hereto as Exhibit A, to the following named persons as result of the indicated agreements:

Name	Type of Agreement	Date of Agreement	Number of Shares to be Issued
Vincent Caruso	Consulting	January 15, 2020	70,000,000
Stephen Simon	Consulting	January 15, 2020	70,000,000
Jagruti Patel	Employee	January 15, 2020	10,000,000
Vimal Dulabh	Employee	January 15, 2020	35,000,000
Kamal Dullabh	Employee	January 15, 2020	10,000,000
David Alan Pucilowski	Employee	January 15, 2020	1,000,000
Jaime Giacalone	Employee	January 15, 2020	10,000,000
Grant Yamashiro	Employee	January 15, 2020	10,000,000
Yan Zhang	Employee	January 15, 2020	24,000,000
Catheryn Vatuone	Employee	January 15, 2020	35,000,000
Joyce Kay Espinosa	Employee	January 15, 2020	2,000,000
Chad Bowman	Employee	January 15, 2020	1,000,000
Robert C. Bowman, Jr.	Employee	January 15, 2020	2,000,000
Eric Prudhomme	Employee	January 15, 2020	2,000,000
Christopher Vatuone	Employee	January 15, 2020	20,000,000
Craig Fulster	Employee	January 15, 2020	10.500,000
Yanhua Li	Employee	January 15, 2020	1,000,000
Hang Sun	Employee	January 15, 2020	500,000
Total			314,000,000

GENERAL

RESOLVED, that any and all actions previously taken by any of the officers and directors of the Company within the terms of the foregoing resolutions be, and the same hereby are, approved, ratified, and confirmed in all respects.

RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed, for and on behalf of the Company, to prepare and file all necessary instruments as may be required by law to carry out the terms of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned have executed this Consent to be effective as of the date first mentioned above.

CEO

JASON C. CHANG

DR. RAMNIK S. CLAIR

Attachment:
Exhibit 1-A – Form of Grant of Shares